SUB-ITEM 77Q3

AIM TRIMARK ENDEAVOR FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 05426
SERIES NO.: 16

72DD    1    Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                        $   376
        2    Dividends for a second class of open-end company shares (000's
                Omitted)
             Class B                                        $    --
             Class C                                        $    --
             Class R                                        $     8
             Class Y                                        $    --
             Institutional Class                            $    39

73A.    Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1    Dividends from net investment income
             Class A                                         0.0418
        2    Dividends for a second class of open-end company shares
                (form nnn.nnnn)
             Class B                                         0.0000
             Class C                                         0.0000
             Class R                                         0.0216
             Class Y                                         0.0000
             Institutional Class                             0.1135

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                                          6,011
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                            893
             Class C                                          1,717
             Class R                                            485
             Class Y                                             38
             Institutional Class                                255

74V.    1    Net asset value per share (to nearest cent)
             Class A                                        $  8.99
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                        $  8.70
             Class C                                        $  8.70
             Class R                                        $  8.91
             Class Y                                        $  9.00
             Institutional Class                            $  9.12